UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

ANIKA THERAPEUTICS, INC.

(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Proxy Advisory Firm ISS Recommends Vote “FOR”
Amendment of 2017 Omnibus Incentive Plan
at Annual Meeting of Stockholders of Anika Therapeutics

Today the proxy advisory firm Institutional Shareholder Services Inc. (ISS) has joined proxy advisory firm Glass Lewis & Co. in recommending that stockholders vote in favor of a proposed amendment to Anika’s 2017 Omnibus Incentive Plan. The proposal, which will be considered at Anika’s Annual Meeting of Stockholders being held at 9 a.m. (Eastern time) on June 8, 2022, would increase by 250,000 the number of shares of common stock reserved under the incentive plan.

Anika encourages all stockholders of record as of April 13, 2022 who have not yet voted, or who wish to change their previous vote, to do so prior to 11:59 PM, Eastern time, on June 7, 2022. Stockholders who have questions or need assistance in connection with voting their shares should contact:

Georgeson LLC

1290 Avenue of the Americas, 9th Floor

New York, NY 10104

Toll Free: 888-293-6908

Additional Information

In connection with the Annual Meeting, Anika filed with the Securities and Exchange Commission a Proxy Statement on April 27, 2022 and additional proxy soliciting materials on May 9, 2022 and June 1, 2022. Anika, its directors, its executive officers and certain other individuals set forth in the Proxy Statement, as supplemented, will be deemed participants in the solicitation of proxies from stockholders in respect of the Annual Meeting. Information regarding the names of Anika’s directors and executive officers and certain other individuals and their respective interests in Anika by security holdings or otherwise is set forth in the Proxy Statement. BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE PROXY STATEMENT, ALL SUPPLEMENTAL MATERIALS THERETO AND THE ACCOMPANYING PROXY CARD. Stockholders may obtain copies of all documents filed by Anika with the Securities and Exchange Commission in connection with the Annual Meeting, including the Proxy Statement, free of charge at the Securities and Exchange Commission’s website, www.sec.gov, or at https://ir.anika.com/annual-meeting or www.proxyvote.com.